EXHIBIT 21


      SUBSIDIARIES OF FPL GROUP, INC.

                                                                                                State or Jurisdiction
                                         Subsidiary                                               of Incorporation
1.  Florida Power & Light Company (100%-Owned) .............................................        Florida

2.  Bay Loan and Investment Bank (a) .......................................................        Rhode Island

3.  Palms Insurance Company, Limited (a) ...................................................        Cayman Islands

(a)    100%-owned subsidiary of FPL Group Capital Inc